Exhibit 23.2

SNODGRASS

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-3 and the related prospectus of Citizens Financial Services, Inc. and subsidiaries for the registration of common shares, preferred shares, depository shares, debt securities, and warrants of our report dated March 9, 2023, relating to the consolidated financial statements of Citizens Financial Services, Inc. and subsidiaries appearing in the 2022 Annual Report on Form 10-K of Citizens Financial Services, Inc. and subsidiaries for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania
November 22, 2023

PITTSBURGH, PA	PHILADELPHIA, PA	WHEELING, WV	STEUBENVILLE, OH
2009 Mackenzie Way • Suite 340	2100 Renaissance Blvd. • Suite 110	980 National Road	511 N. Fourth Street
Cranberry Township, PA 16066	King of Prussia, PA 19406	Wheeling, WV 26003	Steubenville, OH 43952
(724) 934-0344	(610) 278-9800	(304) 233-5030	(304) 233-5030

S.R. Snodgrass, P.C. d/b/a S.R. Snodgrass, A.C. in West Virginia